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                                                                   EXHIBIT 10.35



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of March, 1997 by and between U.S. ENERGY SYSTEMS, INC., a Delaware corporation (hereinafter referred to as "Company"), and TERRENCE PAGE, a resident of the State of Nevada (hereinafter referred to as "Employee").

                              W I T N E S S E T H:

         WHEREAS, Employee has certain knowledge and experience with respect to the type of business and affairs conducted by the Company;

         WHEREAS, the Company desires to obtain the services of and employ the Employee, and the Employee desires to make his services available to the Company, pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, in consideration of the premises and of the covenants and agreements herein contained, the Company and Employee covenant and agree as follows:

         1. EMPLOYMENT. The Company agrees to employ the Employee and the Employee agrees to render services to the Company pursuant to the terms and conditions of this Agreement. During the term of Employment, the Employee shall diligently perform all services as may be reasonably assigned to him by the President of the Company (the "President"), and shall exercise such power and authority as may from time to time be delegated to him by the President. The Employee shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

         2. TERM. The employment of the Employee hereunder shall commence as of March 1, 1997 and shall continue for a period of two (2) years or until the earlier termination of this Agreement by either of the parties as provided herein (the "Term"). This Agreement shall automatically renew for unlimited additional one (1) year terms unless either party shall have given the other written notice of its intent not to so renew at least sixty (60) days prior to the expiration of the current one (1) year term. After expiration of the Term and the termination of Employee's employment hereunder, the Employee shall continue to be subject to the provisions of paragraphs 14 and 15 and the other provisions of this Agreement related thereto.

         3. COMPENSATION. During the period of employment, the Company shall pay or provide to the Employee as compensation for the services of the Employee a salary of Ninety Thousand Dollars ($90,000.00) per annum, payable in semi-monthly installments. The Company shall review Employee's salary at least annually and if the Company determines to make a salary adjustment, then Employee's new salary shall commence effective on the annual anniversary date of the execution of this Agreement or at such other time as determined by the Company. In addition to the base salary set forth above, Employee shall receive upon the signing of this Agreement options to purchase




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30,000 shares of the common stock of the Company (the "Options") pursuant to the Company's 1996 Stock Option Plan, and which Options, the terms and prices thereof, shall be evidenced by the Stock Option Agreement attached to this Agreement.

         4. INCENTIVE COMPENSATION. In addition to the base salary and Options granted pursuant to Section 3 hereof and the Stock Option Agreement, the Employee may receive an annual incentive performance bonus, in such amount and at such time as determined by the President and the Board with consideration of the then current annual net revenues of the Company, the job performance of the Employee, other related objective criteria determined by the President and the Board.

         5. PERFORMANCE OF DUTIES. The Employee agrees to devote his efforts, attention and ability on a full time basis to the business and affairs of the Company in the discharge of his duties and responsibilities under this Agreement. The Employee shall have such responsibilities, duties and title(s) as may be set forth by the President and the Board of the Company or by such other person as may be designated by the President. The Employee's initial title shall be Vice President/Western Resources and the Employee shall report directly to the President or to such other person as designated by the President. As an employee of Company, Employee shall be bound by a fiduciary duty to act exclusively for the benefit of Company, and shall not engage in any transactions for his personal benefit at the expense of Company, or which otherwise may present a conflict of interest, without the prior consent of the Board of the Company. The Employee shall render such services to the best of his ability, and use his best efforts to promote the interests of the Company.

         6. VACATION/HOLIDAYS. The Employee shall be entitled to two (2) weeks paid vacation per year during Employee's employment with the Company. Employee may only take such vacation at such time or times during each year as shall be approved by the President. Vacation time that is not taken or used in excess of four weeks shall expire and shall not carry forward. Employee shall also be entitled to observe that number of holidays annually (not to exceed eight (8) days per year unless approved by the President) that are taken as holidays by the Company. The Employee shall be entitled to full compensation accruing during his vacation period and approved holidays.

         7. REIMBURSEMENT OF EXPENSES. Upon submission of reasonable documentation satisfactory to the Company, the Company shall reimburse the Employee for his reasonable and ordinary expenses incurred in connection with his employment hereunder that have been approved in advance by the Company ("Reimbursements"). The parties understand and agree that the reimbursable expenses shall normally consist of lodging, per diem, transportation expenses (other than to and from work) and other out of pocket expenses incurred in the performance of the duties hereunder. Lodging expenses including rates, locations and accommodations may be subject to the prior approval of the Company. Airfare and other transportation expenses shall be subject to the prior approval of the Company. Employee acknowledges that the Company shall not approve first class airfare accommodations or other costly modes of travel when less costly means are available.




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         8. POLICIES AND PROCEDURES. The Board of the Company shall have the exclusive authority to establish from time to time policies, procedures and regulations to be followed by the Employee in fulfilling and discharging his duties under this Agreement. The Employee agrees to comply with such policies, procedures and regulations as the Company may promulgate from time to time.

         9. REMOVAL FOR DISABILITY. The Board may at any time remove the Employee for reasons of disability, resulting from illness or injury, such that the Employee is unable to perform the essential job functions associated with his employment by the Company with or without reasonable accommodation for a continuous period of six (6) months or more when coupled with a statement from a physician (who is not an employee of the Company and is qualified to practice medicine by the State of Nevada and is qualified in the particular specialty of medicine that relates to the disability in question) that such disability is permanent or likely to continue for six (6) months or more. The Employee, by signature to this Agreement, agrees, in the case of a question of disability, to subject himself to examination by a physician(s) of the Company's choosing.

         10. TERMINATION BY COMPANY. For any reason the Company by action taken by its Board, may terminate the employment of the Employee at any time and immediately upon written notice to the Employee if such termination is for cause, or upon 60 days written notice to the Employee if such termination is without cause. In the notice of termination furnished to the Employee under this paragraph 10, the reason or reasons for said termination shall be given, if the termination is for cause. By way of illustration, any one or more of the following conditions shall be deemed to be grounds for termination of the employment of the Employee for cause under this Agreement:

                  i. In the event the Employee shall fail or refuse to comply with the duties and responsibilities assigned to him as an employee, or with the policies, procedures or regulations of the Company from time to time established;

                  ii. In the event the Employee shall fail or refuse to report for work at any time(unless otherwise excused by the Board); and

                  iii. In the event that the Employee conducts himself in an unprofessional, immoral, criminal or fraudulent manner, or should the Employee's conduct discredit the Company or be detrimental to the reputation, character and standing of the Company.

         In the event of termination for cause by the Board, the Company shall have no further obligations to the Employee hereunder as of the date of termination, other than to pay Employee any unpaid salary or reimbursement accrued through the effective date of termination specified in the written notice. In addition, upon termination of the Employee for case, all unexercised Options, whether vested or un-vested at the time of giving notice, shall expire immediately and shall become void and non-exercisable. In the event of termination by the Board without cause, the Company shall have no further obligations to the Employee as of the date of termination other than to pay Employee (i) any unpaid salary reimbursement accrued through the effective date of termination


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specified in the written notice, and (ii) a severance payment equal to one (1)
days salary for each month Employee is employed by the Company under this Agreement up to a maximum of sixty (60) days salary. In addition, upon termination of the Employee without case, all unexercised Options, whether vested or un-vested at the time of giving notice, shall expire within six months, at which time all unexercised Options shall become void and non-exercisable. Such acceleration of the term of the Options shall in no event accelerate the date that the Options shall vest, and as a result, all Options which shall not vest within six months of the date of notice of termination of the Employee without cause shall expire immediately and shall become void and non-exercisable.

         11. TERMINATION BY EMPLOYEE. Employee may at any time give the Company at least 60 days prior written notice of his termination of employment hereunder, such termination to be effective at the end of such 60 day notice period.

         12. NOTICE. All notices permitted or required to be given to either party under this Agreement shall be in writing and shall be deemed to have been given (i) by mail three (ii) days after the same has been mailed by certified mail, return receipt requested, and deposited postage prepaid in the U.S. Mails, addressed to the other party, and (iii) by any other reasonable method, when actually received by the other party. A copy of any notice hereunder from Employee to Company shall be sent to the Company at 515 North Flagler Drive, Suite 202, West Palm Beach, Florida 33401. A copy of any notice hereunder from the Company to Employee shall be sent to the Employee at the address set forth following the Employee's signature below. Either party may change the address at which said notice is to be given by giving notice of such to the other party to this Agreement in the manner set forth herein.

         13. CONFIDENTIAL MATTERS. The Employee agrees that during his employment by the Company and thereafter subsequent to the termination or expiration of his employment for any reason whatsoever, he will not use for his own account, or release or divulge or make known for any unauthorized reason or purpose, any information not otherwise publicly available whatsoever relating to the Company, to any other person or persons whomsoever without the prior express written consent of the Company. The Employee is aware and acknowledges that the Employee shall have access to confidential information by virtue of his employment and he agrees to keep such information confidential at all times. The type of confidential information covered by this paragraph shall include, but is not limited to, customer, contractor or supplier lists, trade secrets and the Company's proprietary services, processes, software, hardware and other services and projects performed by the Company. This provision does not preclude the Employee from discussing such confidential matters with properly authorized representatives of clients and customers of the Company in order to carry out his assigned responsibilities and duties during the term of employment.

         14. NON-SOLICITATION/NON-COMPETE. The Employee agrees that during his employment by the Company and for an additional period of one (1) year from and after the termination of Employee's employment with the Company, that he shall not, either directly or indirectly, and whether as principal or as agent, officer, director, employee, consultant or otherwise, alone or in association with any other person, solicit for any purpose any employees, clients, customers,



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contractors or suppliers of the Company, wherever said persons are located, and not to directly or indirectly carry on, be engaged, concerned or take part in, render services to, or own any interest in, any business that provides services to any person or entity for which the Company has provided services at any time during the one (1) year period preceding the date of termination of the Employee's employment hereunder. Notwithstanding the above, Employee shall be free to hold up to a one percent (1%) interest in any publicly traded security of a business that provides services to any person or entity for which the Company has so provided services.

         In the event of termination by the Company for any reason, Employee shall be prohibited from employment or consulting services with any company or other entity operating within the service territory of the Company for a period of one (1) year from the date of termination.

         15. INJUNCTION WITHOUT BOND. In the event there is a breach or threatened breach by the Employee of the provisions of paragraphs 13 and 14 hereof, the Company shall be entitled to a temporary and permanent injunction without bond to restrain the Employee from disclosing in whole or in part any confidential matters or from rendering a service or payment to any person or business entity, as prohibited thereunder, and the Company will be entitled to reimbursement for all costs and expenses, including reasonable attorneys' fees, in connection therewith. Nothing herein shall be construed as prohibiting the Company from pursuing such other remedies available to it for such breach or threatened breach including recovery of damages from the Employee.

         16. DOCUMENTS AND INFORMATION. The Employee will, at all times upon request, fully advise and inform the Board of the Company with respect to all matters which the Employee may be developing or working on while employed by the Company. The Employee further agrees that upon the expiration or earlier termination of his employment for any reason whatsoever that he will immediately deliver and surrender to the Company all materials of any nature relating to the Company in his possession including, but not limited to, all client, customer, supplier or contractor lists, processes, analyses, manuals, software programs, technical and operating data, financial statements, records, files, and all other material whatsoever furnished to him by the Company or produced or obtained by him during his employment with the Company.

         17. INVALID PROVISION. In the event any provision should be or become invalid or unenforceable, the validity and enforceability of any other provision of this Agreement shall not be affected. Similarly, if the scope of any restriction or covenant contained herein should be or become too broad or extensive to permit enforcement thereof to its full extent, then any such restriction or covenant shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant.

         18. GOVERNING LAW. This Agreement shall be construed in accordance with and shall be governed by the laws of the State of Florida.




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         19. NO THIRD PARTY BENEFICIARY. This Agreement is solely between the parties hereto and no person not a party to this Agreement shall have any rights hereunder, either as a third party beneficiary or otherwise.

         20. MISCELLANEOUS. The rights and duties of the parties hereunder are personal and may not be assigned or delegated without the express written consent of the other party to this Agreement. The captions used herein are solely for the convenience of the parties and are not used in construing this Agreement. Time is of the essence of this Agreement and the performance by each party of its or his duties and obligations hereunder.

         21. COMPLETE AGREEMENT. This Agreement constitutes the complete agreement between the parties hereto and incorporates all prior discussions, agreements and representations made in regard to the matters set forth herein. This Agreement may not be amended, modified or changed except by a writing signed by the party to be charged by said amendment, change or modification.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     COMPANY:

                                     U.S. ENERGY SYSTEMS, INC. a Delaware
                                     corporation

                                     By: /s/ Richard Nelson
                                        ----------------------------
                                        Richard H. Nelson, President


                                     EMPLOYEE:

                                         /s/ Terrence Page
                                     -------------------------------
                                     Terrence Page

                                     Address:
                                             -----------------------

                                     -------------------------------



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